EXHIBIT 3.3
FOURTH RESTATED ARTICLES OF
INCORPORATION
of
PACIFICORP
ARTICLE I
The name of the Company is PacifiCorp.
ARTICLE II
The purposes for which the Company is organized are the manufacture, production, generation, storage, utilization, purchase, sale, supply, transmission, distribution, or disposition of electric energy, natural or artificial gas, water or steam, or power produced thereby; and the transaction of any and all other lawful businesses for which corporations may be organized under the Oregon Business Corporation Act.
ARTICLE III
(1)The total amount of the authorized capital stock of the Company is 769,500,000 shares, divided into 3,500,000 shares of Serial Preferred Stock of the stated value of $100 per share and 16,000,000 shares of Preferred Stock (the Serial Preferred Stock and the Preferred Stock collectively referred to herein as the “Senior Securities”), and 750,000,000 shares of Common Stock.
(2)The Serial Preferred Stock shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate or rates, which may be subject to adjustment, as to each series thereof, fixed and determined pursuant to Section (5) or (6) of this Article at the time of the creation of such series, and no more, payable as the Board of Directors may from time to time determine, such dividends to be cumulative from the date of issue of such stock or as otherwise provided in Section (6) of this Article. The Preferred Stock, pari passu with the other Senior Securities, shall be entitled, but only when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, in preference to the Common Stock, to dividends at the rate or rates, which may be subject to adjustment, as to each series thereof, fixed and determined pursuant to Section (5) of this Article at the time of the creation of such series, and no more, payable as the Board of Directors may from time to time determine, such dividends to be cumulative from the date of issue of such stock.
(3)In the event of any voluntary liquidation, dissolution or winding up of the Company, the Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of the Serial Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors or pursuant to Section (5) or (6) of this Article at the time of the creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) or (6) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon; and the Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of the Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors at the time of the creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.
(4)In the event of any involuntary liquidation, dissolution or winding up of the Company, which shall include any such liquidation, dissolution or winding up which may arise out of or result from the condemnation or purchase of all or a major portion of the properties of the Company by (i) the United States Government or any authority, agency or instrumentality thereof, (ii) a state of the United States or any authority, agency or instrumentality thereof, or (iii) a district, cooperative or other association or entity not organized for profit, the Serial Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of the Serial Preferred Stock, the full stated value thereof, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) or (6) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon; and the Preferred Stock, pari passu with the other Senior Securities, shall also have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of the Preferred Stock, the amount as to each series thereof fixed and determined by resolution of the Board of Directors as the consideration therefor at the time of creation of each such series, plus the amount, if any, by which dividends at the rate or rates fixed and determined for such stock pursuant to Section (5) of this Article, from and after the respective dates on which dividends on such stock became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.
(5)The Board of Directors shall have authority by resolution to divide the Serial Preferred Stock into series designated “  % Serial Preferred Stock” or the “  Serial Preferred Stock,” as applicable, and to divide the Preferred Stock into series with such designation as determined by the Board of Directors for each series. All shares of Serial Preferred Stock, irrespective of series, shall constitute one and the same class of stock, and all shares of Preferred Stock, irrespective of series, shall constitute one and the same class of stock. Within each such class of stock, (i) unless and to the extent designated otherwise by the Board of Directors when establishing a series of Preferred Stock, all shares shall be of equal rank and (ii) all shares shall be identical in all respects except as to designation thereof and except that in establishing a series within either of said classes, the Board of Directors may fix and determine the relative rights and preferences of such series as to any of the following:
(a)    The designation of such series and the number of shares to constitute such series;

(b)    Whether and the extent to which the shares of such series will have voting rights;
(c)     The rate or rates (which may be subject to adjustment) at which dividends, if any, are payable on such series, whether and the extent to which dividends will be cumulative, and the dates, terms and conditions upon which such dividends will be payable;
(d)    Whether the shares of such series will be subject to redemption by the Company, and, if so, the times, prices and other conditions of redemption;
(e)    The amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Company;
(f)    Whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes;
(g)    Whether the shares of such series shall be convertible into, or exchangeable for, shares of Common Stock and, if so, the terms and conditions of conversion or exchange; and
(h)    Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the State of Oregon.
All shares of the same series shall be identical in all respects except as to the date or dates from which dividends upon shares of such series may be cumulative. Each certificate for Serial Preferred Stock or Preferred Stock shall state the designation of the series in which the shares represented by such certificate are issued. Whenever an affirmative vote of the Serial Preferred Stock or the Preferred Stock may be required for any purpose, the shares voting shall be counted irrespective of series and not by different series.
(6)Without limitation of the foregoing authority conferred upon the Board of Directors, there follows a statement of the rights and preferences of the respective series of Serial Preferred Stock created on the effective date of the merger of PacifiCorp, a Maine corporation, and Utah Power & Light Company, a Utah corporation, into the Company, being the fourth and fifth series, inclusive, thereof.
(a)    There is hereby created a fourth series of the Company’s Preferred Stock which shall be designated as 7.00% Serial Preferred Stock and which shall consist of 18,060 shares.
The annual dividend rate of said fourth series of the Company’s Serial Preferred Stock shall be seven per centum (7.00%) of the stated value thereof. The date from which dividends on shares of said fourth series of the Company’s Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said fourth series of the Company’s Serial Preferred Stock shall be the Payment Dates.
The amounts to be paid in respect of said fourth series of the Company’s Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said fourth series of the Company’s Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock, until there shall have been paid, by dividends or distribution on each share of said fourth series of the Company’s Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 7.00% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declare.; and set apart for payment thereon,
(b)    There is hereby created a fifth series of the Company’s Serial Preferred Stock which shall be designated as 6.00% Serial Preferred Stock and which shall consist of 5,932 shares.
The annual dividend rate of said fifth series of the Company’s Serial Preferred Stock shall be six per centum (6.00%) of the stated value thereof. The date from which dividends on shares of said fifth series of the Company’s Serial Preferred Stock shall be cumulative shall be the Accrual Date. The dividend payment dates for the payment of dividends on shares of said fifth series of the Company’s Serial Preferred Stock shall be the Payment Dates.
The amounts to be paid in respect of said fifth series of the Company’s Serial Preferred Stock in the event of voluntary liquidation, dissolution or winding up of the Company shall be as follows: In the event of any voluntary liquidation, dissolution or winding up of the Company, said fifth series of the Company’s Serial Preferred Stock, pari passu with the other Senior Securities, shall have a preference over the Common Stock until there shall have been paid, by dividends or distribution on each share of said fifth series of the Company’s Serial Preferred Stock, an amount equal to the full stated value thereof, plus the amount, if any, by which dividends at the rate of 6.00% per annum on the stated value thereof, from and after the date on which dividends on such shares became cumulative to the date of such distribution, exceed the dividends actually paid thereon or declared and set apart for payment thereon.
(7)Subject to the rights of the holders of the Senior Securities, and subordinate thereto (and subject and subordinate to the rights of any class of stock hereafter authorized), the Common Stock alone shall receive all dividends and shares in liquidation, dissolution, winding up or distribution other than those to be paid on shares of Senior Securities as provided in Sections (2) through (6) of this Article.

(8)The Company, by a majority vote of its Board of Directors, may at any time redeem all or any part of any one or more series of Serial Preferred Stock, other than the 7.00% Serial Preferred Stock and the 6.00% Serial Preferred Stock created at the time of merger of PacifiCorp, a Maine corporation, and Utah Power & Light Company, a Utah corporation, into the Company, by paying in cash a redemption price fixed and determined by resolution of the Board of Directors or pursuant to Section (6) of this Article at the time of creation of each such series, plus unpaid accumulated dividends, if any, to the date of redemption; and may at any time redeem all or any part of any one or more series of Preferred Stock by paying in cash a redemption price fixed and determined by resolution of the Board of Directors at the time of creation of each such series plus unpaid accumulated dividends, if any, to the date of redemption. Notice of the intention of the Company to redeem all or any part of the Serial Preferred Stock or Preferred Stock shall be mailed not less than thirty (30) days nor more than sixty (60) days before the date of redemption to each holder of record of Serial Preferred Stock or Preferred Stock to be redeemed, at the holder’s post office address as shown by the Company’s records or, in lieu of such mailing, not less than thirty (30) days nor more than sixty (60) days’ notice of such redemption may be published in such manner as may be prescribed by resolution of the Board of Directors of the Company; and, in the event of such publication, no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Serial Preferred Stock or Preferred Stock so to be redeemed. Contemporaneously with the mailing or the publication of such notice as aforesaid or at any time thereafter prior to the date of redemption, the Company may deposit the aggregate redemption price (or the portion thereof not already paid in the redemption of such Serial Preferred Stock or Preferred Stock) with any bank or trust company in the City of New York, New York, or in the City of Portland, Oregon, named in such notice, payable to the order of the record holders of the Serial Preferred Stock or Preferred Stock so to be redeemed, on the endorsement and surrender of their certificates, and thereupon said holders shall cease to be shareholders with respect to such shares; and from and after the making of such deposit such holders shall have no interest in or claim against the Company with respect to said shares, but shall be entitled only to receive such moneys from said bank or trust company, with interest, if any, allowed by such bank or trust company, on such moneys deposited as in this Section provided, on endorsement and surrender of their certificates, as aforesaid. Any moneys so deposited, plus interest thereon, if any, and remaining unclaimed at the end of six years from the date fixed for redemption, if thereafter requested by resolution of the Board of Directors, shall be repaid to the Company, and in the event of such repayment to the Company such holders of record of the shares so redeemed as shall not have made claim against such moneys prior to such repayment to the Company, shall be deemed to be unsecured creditors of the Company for an amount, without interest, equivalent to the amount deposited, plus interest thereon, if any, allowed by such bank or trust company, as above stated, for the redemption of such shares and so paid to the Company. If less than all of the shares of any series of Serial Preferred Stock or Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot, in such manner as the Board of Directors of the Company shall determine, by an independent bank or trust company selected for that purpose by the Board of Directors of the Company. Nothing in this Section contained shall limit any right of the Company to purchase or otherwise acquire any shares of Serial Preferred Stock or Preferred Stock.

(9)Except as hereinafter otherwise provided, every holder of record of Serial Preferred Stock or of Common Stock, or the holder’s legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled at such meeting to one vote for each share of such stock standing in the holder’s name on the books of the Company, and every holder of record of Preferred Stock, or the holder’s legal representative, at the record date for the determination of persons entitled to vote at a meeting of shareholders, shall be entitled to such voting rights as shall be fixed and determined for the series of which the holder’s share or shares are a part by the resolution establishing such series.
(10)If and when dividends payable on the Senior Securities shall be in default in an amount equal to four full quarterly payments or more per share, and thereafter until all dividends on the Senior Securities in default shall have been paid, the holders of the Senior Securities, voting separately from the Common Stock as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately from the Senior Securities as a class, shall be entitled to elect the remaining directors of the Company, anything herein and in the Bylaws of the Company to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Company at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Senior Securities, except that if the holders of the Common Stock shall not have elected the remaining directors of the Company, then, and only in that event, the directors of the Company in office just prior to the election of a majority of the Board of Directors by the holders of the Senior Securities shall elect the remaining directors of the Company. Thereafter, while such default continues and the majority of the Board is being elected by the holders of Senior Securities, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify.
(11)If and when all dividends then in default on the Senior Securities then outstanding shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Senior Securities shall be divested of any special right with respect to the election of directors, and the voting power of the holders of Senior Securities and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Senior Securities were not paid in full, but always subject to the same provisions for vesting such special rights in the holders of the Senior Securities in the event of further like default or defaults in the payment of dividends thereon. Upon termination of any such special voting right upon payment of all accumulated and defaulted dividends on the Senior Securities, the terms of office of all persons who may have been elected directors of the Company by vote of the holders of Senior Securities as one class, pursuant to such special voting right, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors, and directors so elected shall hold office until their successors are elected and shall qualify.

(12)In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Senior Securities, voting separately from the Common Stock as one class, the remaining directors elected by the holders of the Senior Securities, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. Likewise, in case of any vacancy in the office of a director occurring among the directors not elected by the holders of the Senior Securities, the remaining directors not elected by the holders of the Senior Securities by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.
(13)Whenever the right shall have accrued to the holders of the Senior Securities to elect directors, voting separately from the Common Stock as one class, it shall be the duty of the President, a Vice-President or the Secretary of the Company forthwith to cause notice to be given to the shareholders entitled to vote at a meeting to be held at such time as the Company’s officers may fix, not less than ten (10) nor more than sixty (60) days after the accrual of such right, for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the Senior Securities shall have the special right, voting separately from the Common Stock as one class, to elect directors, the presence in person or by proxy of the holders of a majority of the outstanding Common Stock shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority in voting rights, of the outstanding Senior Securities shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting or any adjournment thereof; and provided further, that in the event a quorum of the holders of the Common Stock is present but a quorum of the holders of the Senior Securities is not present, then the election of the directors elected by the holders of the Common Stock shall not become effective and the directors so elected by the holders of Common Stock shall nor assume their offices and duties until the holders of the Senior Securities, with a quorum present, shall have elected the directors they shall be entitled to elect; and provided further, however, that in the absence of a quorum of holders of stock of either class, a majority of the holders of the stock of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be made present in person or by proxy, but such adjournment shall not be to a date beyond the date for the mailing of the notice of the next annual meeting of the Company or special meeting in lieu thereof.
(14)So long as any shares of Serial Preferred Stock are outstanding, the Company shall not, without the consent (given by a vote at a meeting called for that purpose) of the holders of at least two-thirds of the total number of votes entitled to be cast by the shares of Serial Preferred Stock then outstanding:

(a) create or authorize any new stock ranking prior to such Serial Preferred Stock as to dividends, in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or
(b) amend, alter, change or repeal any of the express terms of such Serial Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof.
(15)So long as any shares of the Senior Securities are outstanding, the Company shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total voting power of the Senior Securities then outstanding, voting separately from the Common Stock, as one class:
(a) merge or consolidate with or into any other corporation or corporations; provided, that the provisions of this subparagraph (a) shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a merger or consolidation; or
(b) issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured indebtedness, for purposes other than (i) the refunding of outstanding unsecured indebtedness theretofore issued or assumed by the Company, or (ii) the reacquisition, redemption or other retirement of all outstanding shares of the Senior Securities, if immediately after such issue or assumption the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Company, including unsecured indebtedness then to be issued or assumed, would exceed thirty per centum (30%) of the aggregate of (1) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Company and then to be outstanding, and (2) the capital and surplus of the Company as then to be stated on the books of account of the Company; or
(c) issue, sell or otherwise dispose of any shares of the Senior Securities or of any other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, unless the net income of the Company determined, after provision for depreciation and all taxes and in accordance with generally accepted accounting practices, to be available for the payment of dividends for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock, is at least equal to twice the annual dividend requirements on all outstanding shares of the Senior Securities and all other classes of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, including the shares proposed to be issued, computed, in the case of any such shares on which the dividend rate is subject to adjustment, at the dividend rate then in effect or, if such shares are the shares proposed to be issued, at the dividend rate initially established for such shares, and unless the gross income of the Company for such period, determined in accordance with generally accepted accounting practices (but in any event after deducting the amount for said period charged by the Company on its books to depreciation expense and all taxes) to be available for the payment of interest, shall have been at least one and one-half times the sum of (i) the annual interest charges on all interest bearing indebtedness of the Company and (ii) the annual dividend requirements on all outstanding shares of the Senior Securities and all other classes of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, including the shares proposed to be issued, computed, in the case of any such indebtedness or shares on which the interest or dividend rate is subject to adjustment, at the interest or dividend rate then in effect or, if such shares are the shares proposed to be issued, at the dividend rate initially established for such shares; provided, that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all shares of stock which are to be retired in connection with the issue of such additional shares of Senior Securities or other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions; and provided further, that in any case where such additional shares of Senior Securities or other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computation, computed on the same basis as the net earnings of the Company; or
(d) issue, sell or otherwise dispose of any shares of the Senior Securities, or of any other class of stock ranking prior to, or on a parity with, the Senior Securities as to dividends or distributions, unless the aggregate of the capital of the Company applicable to the Common Stock and the surplus of the Company shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the Company, in respect of all shares of the Senior Securities and all shares of stock, if any, ranking prior thereto, or on a parity therewith, as to dividends or distributions, which will be outstanding after the issue of the shares proposed to be issued; provided, that if, for the purposes of meeting the requirements of this subparagraph (d), it becomes necessary to take into consideration any earned surplus of the Company, the Company shall not thereafter pay any dividends on shares of the Common Stock which would result in reducing the Company’s Common Stock equity to an amount less than the aggregate amount payable, on dissolution, winding up or involuntary liquidation of the Company, on all shares of the Senior Securities and of any stock ranking prior to, or on a parity with, the Senior Securities as to dividends or other distributions, at the time outstanding.
(16)No holder of any stock or other securities of the Company now or hereafter authorized shall have any preemptive or other right to subscribe for, purchase or receive any unissued shares, treasury shares, or other shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class. The Company may issue and dispose of any of its authorized shares for such consideration as may be fixed by the Board of Directors subject to the laws then applicable.
ARTICLE IV
(1)Meetings of shareholders of the Company may be held at such place, either within or outside the State of Oregon, as shall be designated from time to time by the Board of Directors.

(2)Action required or permitted to be approved by a shareholder vote at a meeting of shareholders may be taken without a meeting if the action is approved by one or more written consents executed by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted.
ARTICLE V
The Company’s Bylaws may be amended or repealed or new bylaws may be made: (a) by the affirmative vote of the holders of record of a majority of the outstanding capital stock of the Company entitled to vote thereon, irrespective of class, given at any annual or special meeting of the shareholders; provided that notice of the proposed amendment, repeal or new bylaw or bylaws be included in the notice of such meeting or waiver thereof; or (b) by the affirmative vote of a majority of the Board of Directors given at any regular meeting of the Board, or any special meeting thereof.
ARTICLE VI
The Company shall indemnify to the fullest extent not prohibited by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding to the fullest extent not prohibited by law. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or otherwise.
ARTICLE VII
No director of the Company shall be personally liable to the Company or its shareholders for monetary damages for conduct as a director; provided that this Article VII shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.

FIRST ARTICLES OF AMENDMENT TO
THE FOURTH RESTATED
ARTICLES OF INCORPORATION
OF
PACIFICORP

Registry Number: 085297-86

1.The name of the Company is PacifiCorp (the “Company”).

2.The following amendments to the Fourth Restated Articles of Incorporation of the Company (the “Restated Articles”) are made hereby:

a.The Restated Articles are amended by deleting Section (1) of Article III and replacing it in its entirety with the following:
1.The total amount of the authorized capital stock of the Company is 766,000,350 shares, divided into 350 shares of Serial Preferred Stock of the stated value of $1,000,000 per share, and 16,000,000 shares of Preferred Stock (the Serial Preferred Stock and the Preferred Stock collectively referred to herein as the “Senior Securities”), and 750,000,000 shares of Common Stock.
Notwithstanding any provision herein or in the Bylaws of the Company to the contrary, effective at 12:01 a.m. Eastern Time (the “Effective Time”) on February 10, 2025 (the “Effective Date”), (i) each ten thousand (10,000) shares Serial Preferred Stock issued and outstanding or held by the Company immediately prior to the Effective Time shall automatically, and without any further action on the part of the Company or any of the holders of Serial Preferred Stock, be exchanged and combined into one (1) validly issued, fully paid and non-assessable share of Serial Preferred Stock (the “Reverse Stock Split”) of the stated value of $1,000,000, subject to the treatment of fractional shares as described below. At the Effective Time, each fractional share shall no longer be outstanding or represent an interest in the Company and instead shall only be entitled to the amounts set forth below. Each holder of only fractional shares shall cease to be a shareholder of the Company with respect to such shares.

Any fractional shares of the 6.00% Serial Preferred Stock resulting from the Reverse Stock Split will not be issued or outstanding, and instead will be paid out in cash (without interest or deduction) in the amount equal to the number of shares of 6.00% Serial Preferred Stock exchanged and combined into such fractional share multiplied by $155.00, plus any accrued but unpaid dividends from the most recent dividend payment date with respect to the 6.00% Serial Preferred Stock up to, but not including, the Effective Date.

Any fractional shares of the 7.00% Serial Preferred Stock resulting from the Reverse Stock Split will not be issued or outstanding, and instead will be paid out in cash (without interest or deduction) in the amount equal to the number of shares of 7.00% Serial Preferred Stock exchanged and combined into such fractional share multiplied by $180.00, plus any accrued but unpaid dividends from the most recent dividend payment date with respect to the 7.00% Serial Preferred Stock up to, but not including, the Effective Date.

Each certificate that immediately prior to the Effective Time represented shares of Serial Preferred Stock (the “Old Certificates”) shall thereafter represent that number of shares of Serial Preferred Stock into which the shares of Serial Preferred Stock represented by the Old Certificates shall have been combined, subject to the adjustment for fractional shares as described above.

Thereafter, each Old Certificate that only represents fractional shares of Serial Preferred Stock shall be canceled and only represent the right to receive cash for the fractional shares as set forth above.
a.The Restated Articles are amended by deleting from the first paragraph of Section 6(a) of Article III the number “18,060” and replacing it with the number “1.”
b.The Restated Articles are amended by deleting from the third paragraph of Section (6)(a) of Article III the phrase, “declare.; and set apart for payment thereon,” and replacing it with the phrase, “declared and set apart for payment thereon.”
c.The Restated Articles are amended by deleting from the first paragraph of Section 6(b) of Article III the number “5,932” and replacing it with the number “0.”

2.The above-described amendments were adopted on January 31, 2025.
3.Shareholder action was required to adopt the amendments.
Upon the recommendation of the Company’s board of directors, the holders of the shares of Common Stock, Preferred Stock and Serial Preferred Stock of the Company approved and adopted these amendments on January 31, 2025, via written consent as permitted by Section (2) of Article IV of the Restated Articles. Of the 357,060,915 shares of the Company’s Common Stock outstanding, each share having one vote and entitled to vote via written consent, 357,060,915 shares of the Company’s total shares of Common Stock outstanding were represented by the holders executing the written consent. Of the 23,976 total shares of the Company’s Serial Preferred Stock outstanding, of which 5,930 shares are 6.00% Serial Preferred Stock and 18,046 shares are 7.00% Serial Preferred Stock, each share having one vote and entitled to vote together as a single class via written consent, 12,763 shares of the Company’s total shares of Serial Preferred Stock outstanding were represented by the holders executing the written consent.
4.Principal Place of Business.
825 N.E. Multnomah Street
Portland, Oregon 97232

5.Individual with Direct Knowledge.

Angie G. Burcham
c/o PacifiCorp
825 N.E. Multnomah Street, Suite 2000
Portland, Oregon 97232

6.These amendments to the Restated Articles shall be effective on filing.

I declare as an authorized signer, under penalty of perjury, that this document does not fraudulently conceal, fraudulently obscure, fraudulently alter or otherwise misrepresent the identity of the person or any officers, directors, employees or agents of the corporation. This filing has been examined by me and is, to the best of my knowledge and belief true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

/s/ Angie G. Burcham
Angie G. Burcham
Corporate Secretary